Exhibit 21.1

Subsidiaries of National Financial Partners Corp.

As of December 31, 2006

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
401(k) Advisors, Inc.	California

Administrative Systems, Inc.	Washington

Advanced Settlements, Inc.	Florida

Alan H. Horowitz C.L.U., Inc.	New York

Alan Kaye Insurance Agency, Inc.	California

Alexander Benefits Consulting, LLC	Colorado

Alternative Benefit Solutions, Inc.	North Carolina

American Benefits Insurance Corporation	Massachusetts

American Financial Solutions, Inc. f/k/a Earl & Associates, Inc.	Florida

Arnone, Lowth, Fanning, Wilson & Liebowitz, Inc.	New York

Arthur D. Shankman & Company, Inc.	New Jersey

Asgard Incorporated	California

Balanced Program, Inc. (The)	Washington

Barry Kaye Associates, Inc.	California

Beacon Retirement Planning Services, Inc.	Texas

Benefit Associates, Inc.	Pennsylvania

Benefit Consultants and Administrators, Inc.	South Carolina

Benefit Information Services, Inc.	Minnesota

Benefit Planning Services, Inc. f/k/a BPS, Inc.	Illinois

Benefits Solution Group Inc. (The)	Louisiana

Bernard R. Wolfe & Associates, Inc.	Maryland

BHR Financial Services, Inc.	Texas

Bingham & Hensley Resources, Inc.	Tennessee

Bishop, Ortiz & LoCascio Associates, Inc.	Florida

BMG of WNY, Inc.	New York

BMI Benefits, L.L.C.	New Jersey

Bob McCloskey Agency, Inc.	New Jersey

Brokerage Design & Consultants, Inc.	Colorado

Brown Bridgman & Company	Vermont

Browning Group II, Inc. (The)	Colorado

Cash & Associates, Inc.	Florida

Cashman Consulting & Investments, LLC	Washington

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
Charon Planning Corporation	New Jersey

Christie Financial Group, Inc. f/k/a Jon C. Christie & Associates, Inc.	Minnesota

Clippinger Financial Group, LLC	Indiana

Clouse Financial, Inc.	Ohio

COMP Consulting Companies, LLC (The)	Delaware

Compass Capital Management, LLC	Connecticut

Comrisk Specialty Products, Inc.	Arizona

Consolidated Brokerage Services, Inc.	Delaware

Consolidated Educational Services, Inc.	New Jersey

Contemporary Benefits Design, Inc.	North Carolina

Corporate Benefit Advisors, Inc.	North Carolina

Corporate Benefits, Inc.	South Carolina

Corry Group, Inc. (The)	Pennsylvania

Cox Financial Advisors, Inc.	Louisiana

Cross Keys Asset Management, Inc.	Maryland

Cross Keys Merger Corp.	Maryland

Crown Brokerage Services, Inc.	New Jersey

Curtis & Associates, Inc.	Missouri

D.J. Portell & Assoc., Inc.	Illinois

Dascit/White & Winston, Inc.	New York

Delessert Financial Services, Inc.	Massachusetts

Delott & Associates, Inc.	Illinois

Dennis P. Buckalew & Associates, Inc.	Illinois

DiMeo Schneider & Associates, LLC	Illinois

Dreyfuss & Birke, Ltd.	New York

Dublin Insurance Services, Inc.	California

Eastman Insurance Agency, Inc.	California

ECA Marketing, Inc.	Minnesota

Educators Preferred Corporation	Michigan

Eilers Financial Services, Inc.	Vermont

Eisenberg Financial Group, Inc.	Florida

Employers Preferred Corporation	Michigan

Employers Select Plan Agency, Inc.	Ohio

Estate Resource Advisors, Inc.	California

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
Excess Reinsurance Underwriters, Inc.	Pennsylvania

Executive Benefit Systems, Inc.	Alabama

Family Wealth Preservation and Insurance Services, Inc.	California

FBD Consulting, Inc.	Missouri

FDR Financial Group, Inc.	Florida

FFR Financial & Insurance Services, LLC	California

Field Underwriters Agency, Inc.	Ohio

Financial Architects Partners, LLC (The)	Rhode Island

Financial Concepts of the Twin Cities, Inc.	Minnesota

Financial Group, LLC (The)	Ohio

First Financial Partners Corp.	West Virginia

First Financial Resources, Ltd.	Connecticut

First Global Financial & Insurance Services, Inc.	California

FlagHigh, L.L.C.	California

Fleischer-Jacobs & Associates, Inc.	Delaware

Fortune Financial Group, Inc.	Delaware

Four Winds Tribal Services, LLC	California

Georgia Brokerage Services, Inc.	Georgia

GMB Equities, LLC	Wisconsin

Great Midwest Brokerage Corporation	Wisconsin

Group Benefit Solutions, Inc.	North Carolina

GSFG, Inc.	New York

Hallman and Lorber Associates, Inc.	New York

Harbor Group Ltd.	New York

Hartfield Company, Inc. (The)	Indiana

Harvest Financial Group, Inc.	Kansas

HDE, LLC	Delaware

Heartland Group, Inc. (The)	Illinois

Herrig & Herrig Financial Services of Florida, Inc.	Florida

HIG Partners, LLC	Indiana

Highland Capital Brokerage, Inc.	Delaware

Highland Capital Brokerage, Inc.	Washington

Highland Capital Holding Corporation	Delaware

Hostetler Church, LLC f/k/a Hostetler, Church & Associates, LLC	Maryland

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
Howard Kaye Insurance Agency, Inc.	California

Howard M. Koff, Inc.	California

HSA Corporation	Pennsylvania

Ikon Benefit Services, Inc. f/k/a Human Capital, Inc.	Puerto Rico

Ikon Benefits Group, Inc. f/k/a Human Capital Benefits Group, Inc. (The)	Puerto Rico

Ikon Communications, Inc. f/k/a Human Capital Communication Services, Inc.	Puerto Rico

Ikon Financial, Inc.	Puerto Rico

Innovative Benefits Consulting, Inc.	Pennsylvania

Innovest Advisors, Inc.	Pennsylvania

Innovest Financial Management, Inc.	Pennsylvania

Insreview, Inc.	New York

Insurance and Financial Services, Inc.	Florida

Integrated Planning Associates, Inc.	New York

International Risk—IRC, Inc.	Massachusetts

IPS Advisors, Inc. f/k/a Insurance Partners Southwest Corp.	Texas

IRC, Inc.	New Mexico

Jay Livingston Associates, Ltd.	North Carolina

JR Katz, Inc.	Illinois

KNW Group, LLC (The)	Minnesota

Kolinsky Hill Financial Group, Inc. f/k/a Kolinsky, Hill & Associates, Inc.	New York

Kring Financial Management, Inc.	Georgia

Lanning & Associates, Inc.	Kansas

Last Quote U.S.A., Inc.	New York

LBG Financial Advisors, Inc.	Pennsylvania

Legacy Capital Group Arkansas, Inc.	Arkansas

Lenox Advisors, Inc.	New York

Lenox Long Term Care, LLC	New York

Liberty Financial Services, Inc.	Kansas

Lincoln Benefits Group, Inc.	New Jersey

Linn & Associates, Inc.	Florida

LTCI Partners, LLC	Wisconsin

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
Lucco Financial Partners, Inc. f/k/a Lucco Consulting, Inc.	Illinois

M&M Brokerage Services, Inc. f/k/a Brokerage Services, Inc.	New York

M.T.D. Associates, LLC	New Jersey

Maguire Financial Advisors, LLC	Delaware

Management Brokers, Inc.	California

Marc F. Jones Advisors Corp.	California

Maschino, Hudelson & Associates, LLC	Oklahoma

Massachusetts Business Association, L.L.C.	Massachusetts

Massachusetts Health Services, Inc.	Massachusetts

McKenzie, Labella, Matol & Co.	New Jersey

Meltzer Group, Inc. (The) f/k/a Jemm Group Insurance, Inc.	Maryland

Meltzer Wealth Management, Inc.	Maryland

Michael G. Penney Insurance, Inc.	Florida

Michael G. Rudelson and Company	Texas

Mitchell & Moroneso Insurance Services, Inc.	Texas

Modern Portfolio Management, Inc.	Ohio

Monaghan, Tilghman & Hoyle, Inc.	Maryland

Mosse & Mosse Insurance Associates, Inc.	Massachusetts

National Enrollment Services, Inc.	Illinois

National Insurance Brokerage, LLC f/k/a Advanced Brokerage, LLC	Florida

National Investment Advisors, Inc. f/k/a J&T Investors, Inc.	Illinois

National Madison Group, Inc.	New York

National Madison-Robinson, LLC	New York

National Settlement Consultants of Pennsylvania, Inc.	Pennsylvania

Nemco Brokerage, Inc.	New York

NewMarket Financial Products, Inc.	Ohio

NFP Brokerage Insurance Services, Inc. f/k/a Highland Capital Insurance Services, Inc.	Delaware

NFP Insurance Services, Inc. f/k/a Partners Marketing Group, Inc.	Texas

NFP Securities, Inc. f/k/a Partners Securities, Inc.	Texas

NMG, Inc., Northwest	Oregon

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
Northeast Financial Group, Inc.	New Jersey

Northeast Insurance Broker Services, LLC	Vermont

NuVision Financial Corporation, Inc.	Georgia

Oklahoma Financial Center, Inc.	Oklahoma

P&A Capital Advisors, Inc. f/k/a P&A DMF, Inc.	New York

Parks and Associates Insurance Brokerage, LLC	Delaware

Partners Holdings, Inc.	Delaware

Partners Marketing Services of Pennsylvania, Inc.	Pennsylvania

Patricia Tanner & Associates	California

Pen/Flex, Inc.	California

Pennsylvania Business Review, Inc.	Pennsylvania

Peregrine Advisers, Inc.	Pennsylvania

Personal Capital Management, Inc.	New York

Peyser & Alexander Management, Inc.	New York

Plan Design Services, Inc.	North Carolina

Portell Financial Services, Inc. f/k/a M Financial Services, Inc.	Illinois

Portell Management, LLC	Illinois

Preferred Benefits Group, Inc.	New Jersey

Preferred Services Group of N.Y., Ltd.	New York

Priestley Company, Inc. (The)	Alabama

Professional Benefits Solutions, Inc.	Maryland

Proplanco, Inc.	Colorado

Provise Management Group, LLC	Florida

PRW Associates Insurance Agency, Inc.	Massachusetts

Public Employers Benefit Association, LLC	Michigan

Quantum Care, Inc.	New Jersey

R.E. Lee Holdings, Inc.	Washington

R.E. Lee of Arizona, Inc.	Washington

R.E. Lee of California, Inc.	California

R.E. Lee of Los Angeles Insurance Agency, Inc.	California

R.E. Lee, Inc.	California

Randel L. Perkins Insurance Services, Inc.	California

RCH Financial Services, Inc.	Florida

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION1
RealCare Insurance Marketing, Inc.	California

REJG Corp.	Illinois

REM Benefits Planning, Inc.	Delaware

Retirement Investment Advisors, Inc.	Oklahoma

RGD Retail, Inc.	California

Robert E. Lee (SCIP), Inc.	Washington

Robert E. Lee of Hawaii, Inc.	Hawaii

Robert E. Lee of Washington, Inc.	Washington

Robert Schechter & Associates, Inc.	Michigan

Sampers Financial, Inc.	New Jersey

Schmidt Financial Group, Inc.	Washington

Scorica, Inc.	Hawaii

Shepard & Scott Corp.	New Jersey

Signature Associates, Ltd.	Ohio

Smith & Frank Group Services, Inc.	Texas

Sontag Advisory, LLC	New York

Spalding Financial Group, Inc. (The)	Florida

STA Benefits Holdings, LLC	Illinois

STA Benefits, Ltd.	Texas

STA, Inc.	Texas

Stallard Financial Strategies, Inc.	Texas

Stephen Wolff, Inc.	California

Strategic Planning Resources, Inc.	Pennsylvania

Stuart Cohen & Associates, Inc.	California

Summit Group, Inc. (The)	Pennsylvania

Support Financial Services, Inc.	Utah

TGG Holdings, LLC	Delaware

TJF Planning, Inc.	New York

TMG Insurance Services, Inc.	Kentucky

Total Financial & Insurance Services, Inc.	California

Trinity Financial Services, L.L.C.	Oklahoma

Trusted Financial Services, LLC	Georgia

Udell Associates, Inc.	Florida

Unisyn Companies, Inc.	Florida

SUBSIDIARY	STATE OR JURISDICTION OF ORGANIZATION
United Advisors, LLC	Delaware

United Businessman’s Insurance Agency, Inc.	Massachusetts

Universal Insurance Services of Florida, Inc.	Florida

Virtual Benefits Corporation	Maryland

Windsor Insurance Associates, Inc.	California

Wisconsin Insurance World, Ltd.	Wisconsin

Zidd Agency, Inc.	Ohio